NEWS RELEASE

AbCellera Reports Full Year 2023 Business Results

2/20/2024

●Total revenue of $38 million, compared to $485 million in FY 2022
●Total cumulative partner-initiated program starts with downstreams of 87, with 12 new starts in the year
●Net loss of $0.51 per share on a basic and diluted basis, compared to earnings of $0.56 (basic) and $0.50 (diluted) per share in 2022

VANCOUVER, British Columbia--(BUSINESS WIRE)-- AbCellera (Nasdaq: ABCL) today announced financial results for the full year 2023. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“In 2023 we began shifting capital allocation from building capabilities to using them, which includes advancement of our first internal programs and strategic partnerships,” said Carl Hansen, Ph.D., founder and CEO of AbCellera. “We are in the final stages of building our platform. We exited the year with approximately $1 billion in available liquidity and are well-positioned to execute on our strategy.”

FY 2023 Business Summary
●Earned $38.0 million in total revenue.
●Generated a net loss of $146.4 million, compared to net earnings of $158.5 million in 2022.
●Reached a cumulative total of 87 partner-initiated program starts with downstreams.
●Reporting the advancement of five additional molecules in the clinic, bringing the cumulative total to thirteen molecules to have reached the clinic.
●Advanced two AbCellera-led programs into IND-enabling studies.

Key Business Metrics

Cumulative Metrics	December 31, 2022	December 31, 2023	Change %
Number of discovery partners	40	46	15%
Programs under contract	174	203	17%
Partner-initiated program starts with downstreams*	75	87	16%
Molecules in the clinic	8	13	63%

* Metric adjusted from prior reporting

AbCellera reached a cumulative total of 203 programs under contract (up from 174 on December 31, 2022) that are either completed, in progress, or under contract with 46 different partners as of December 31, 2023 (up from 40 on December 31, 2022). AbCellera started discovery on an additional twelve partner-initiated programs with downstreams to reach a cumulative total of 87 partner-initiated program starts with downstreams in 2023 (up from 75 on December 31, 2022). AbCellera’s partners have advanced a cumulative total of thirteen molecules into the clinic (up from eight on December 31, 2022).

Discussion of FY 2023 Financial Results
●Revenue – Total revenue was $38.0 million, compared to $485.4 million in 2022. The partnership business generated research fees of $35.6 million, compared to $40.8 million in 2022. Licensing revenue was $1.0 million.
●Research & Development (R&D) Expenses – R&D expenses were $175.7 million, compared to $107.9 million in 2022, reflecting growth in program execution, platform development, and investments in internal programs.
●Sales & Marketing (S&M) Expenses – S&M expenses were $14.2 million, compared to $11.3 million in 2022.
●General & Administrative (G&A) Expenses – G&A expenses were $61.0 million, compared to $55.5 million in 2022.
●Net Loss – Net loss of $146.4 million, or $(0.51) per share on a basic and diluted basis, compared to net earnings of $158.5 million, or $0.56 and $0.50 per share on a basic and diluted basis, respectively, in 2022.
●Liquidity – $787.9 million of total cash, cash equivalents, and marketable securities, including restricted cash.
Q4 Highlights and Financial Results
•Advanced two internal programs into IND-enabling studies, ABCL635 and ABCL575.
•Started three partner-initiated programs with downstreams.
•Reporting the advancement of three additional molecules by partners into the clinic.

Revenue for the fourth quarter of 2023 was $9.2 million, representing 24% of total revenue for 2023. $8.7 million was generated from research fees, representing 25% of the total research fees for 2023.

Operating expenses totaled $75.2 million in the fourth quarter, or 27% of the total for 2023, and included investments made in co-development and internal programs.

The net loss for the fourth quarter was $47.2 million, or $(0.16) per share, on a basic and diluted basis.

Conference Call and Webcast
AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.
AbCellera is breaking the barriers of conventional antibody discovery to bring better medicines to patients, sooner. AbCellera’s engine integrates expert teams, technology, and facilities with the data science and automation needed to propel antibody-based medicines from target to clinic in nearly every therapeutic area with precision and speed. AbCellera provides innovative biotechs and leading pharmaceutical companies with a competitive advantage that empowers them to move quickly, reduce cost, and tackle the toughest problems in drug development. For more information, please visit www.abcellera.com.

Definition of Key Business Metrics
We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. Information on changes is set forth in our Annual Report on Form 10-K for the year ended December 31, 2023.
Number of discovery partners represents the unique number of partners with whom we have executed partnership contracts. We view this metric as an indication of the competitiveness of our engine and our level of market penetration. The metric also relates to our opportunities to secure programs under contract.
Programs under contract represent the number of antibody development programs that are under contract for delivery of discovery research activities. A program under contract is counted when a contract is executed with a partner under which we commit to discover or deliver antibodies against one selected target. A target is any relevant antigen for which a partner seeks our support in developing binding antibodies. We view this metric as an indication of commercial success and technological competitiveness. It further relates to revenue from access fees. The cumulative number of programs under contract with downstream participation is related to our ability to generate future revenue from milestone payments and royalties.
Partner-initiated program starts with downstreams represent the number of unique partner-initiated programs where we stand to participate financially in downstream success for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of the selection and initiation of projects by our partners and the resulting potential for near-term payments. Cumulatively, partner-initiated program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties (or royalty equivalents) in the mid- to long-term.
Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has reached "open" status or has otherwise been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.
In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.
Source: AbCellera Biologics Inc.

Inquiries
Media: Kathleen Reid; media@abcellera.com, +1(604)724-1242
Business Development: Murray McCutcheon, Ph.D.; bd@abcellera.com, +1(604)559-9005
Investor Relations: Melanie Solomon; ir@abcellera.com, +1(778)729-9116

AbCellera Biologics Inc.
Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)
(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data.)

	Year ended December 31,
	2021	2022	2023
Revenue:
Research fees	$19,076	$40,802	$35,556
Licensing revenue	20,778	696	969
Milestone payments	8,000	900	1,500
Royalty revenue	327,349	443,026	—
Total revenue	375,203	485,424	38,025
Operating expenses:
Royalty fees	45,516	66,436	—
Research and development(1)	62,062	107,879	175,658
Sales and marketing(1)	6,913	11,270	14,180
General and administrative(1)	41,848	55,485	60,999
Depreciation, amortization, and impairment	14,451	27,843	24,395
Total operating expenses	170,790	268,913	275,232
Income (loss) from operations	204,413	216,511	(237,207)
Other (income) expense
Interest (income)	(3,330)	(16,079)	(42,247)
Grants and incentives	(17,486)	(10,554)	(14,155)
Other	6,080	4,045	(6,776)
Total other (income)	(14,736)	(22,588)	(63,178)
Net earnings (loss) before income tax	219,149	239,099	(174,029)
Income tax (recovery) expense	65,685	80,580	(27,631)
Net earnings (loss)	$153,464	$158,519	$(146,398)
Foreign currency translation adjustment	280	(1,671)	(329)
Comprehensive income (loss)	$153,744	$156,848	$(146,727)

Net earnings (loss) per share attributable to common shareholders
Basic	$0.56	$0.56	$(0.51)
Diluted	$0.48	$0.50	$(0.51)
Weighted-average common shares outstanding
Basic	275,763,745	285,056,606	289,166,486
Diluted	318,294,236	314,827,255	289,166,486

(1) Exclusive of depreciation, amortization, and impairment

AbCellera Biologics Inc.
Consolidated Balance Sheet
(All figures in U.S. dollars. Amounts are expressed in thousands except share data.)

	December 31, 2022	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$386,535	$133,320
Marketable securities	499,950	627,265
Total cash, cash equivalents, and marketable securities	886,485	760,585
Accounts and accrued receivable	38,593	30,590
Restricted cash	25,000	25,000
Other current assets	75,413	55,810
Total current assets	1,025,491	871,985
Long-term assets:
Property and equipment, net	217,255	287,696
Intangible assets, net	131,502	120,425
Goodwill	47,806	47,806
Investments in and loans to equity accounted investees	72,522	65,938
Other long-term assets	46,331	94,244
Total long-term assets	515,416	616,109
Total assets	$1,540,907	$1,488,094
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other liabilities	$52,497	$49,580
Contingent consideration payable	44,211	50,475
Deferred revenue	21,612	18,958
Total current liabilities	118,320	119,013
Long-term liabilities:
Operating lease liability	76,675	71,222
Deferred revenue	19,516	8,195
Deferred government contributions	40,801	95,915
Contingent consideration payable	16,054	4,913
Deferred tax liability	33,178	30,612
Other long-term liabilities	3,086	5,906
Total long-term liabilities	189,310	216,763
Total liabilities	307,630	335,776
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2022 and December 31, 2023: 286,851,595 and 290,824,970 shares issued and outstanding at December 31, 2022 and December 31, 2023, respectively	734,365	753,199
Additional paid-in capital	74,118	121,052
Accumulated other comprehensive income (loss)	(1,391)	(1,720)
Accumulated earnings	426,185	279,787
Total shareholders' equity	1,233,277	1,152,318
Total liabilities and shareholders' equity	$1,540,907	$1,488,094

AbCellera Biologics Inc.
Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. dollars.)

	December 31, 2021	December 31, 2022	December 31, 2023
Cash flows from operating activities:
Net earnings (loss)	$153,464	$158,519	$(146,398)
Cash flows from operating activities:
Depreciation of property and equipment	4,403	8,953	12,758
Amortization and impairment of intangible assets	10,062	18,890	11,637
Amortization of operating lease right-of-use assets	2,785	5,259	6,499
Stock-based compensation	30,646	49,481	64,183
Deferred tax (expense) recovery	(2,018)	(2,114)	1,960
Change in fair value of contingent consideration and investments	2,284	3,091	(8,018)
Other	1,286	5,456	277
Changes in operating assets and liabilities:
Research fee and grant receivable	(37,386)	(22,715)	(45,933)
Accrued royalties receivable	59,864	129,171	9,273
Income taxes (payable) receivable	(13,530)	(88,609)	30,464
Accounts payable and other liabilities	(3,237)	(2,094)	(15,104)
Deferred revenue	8,624	6,183	(13,976)
Deferred grant income	30,718	9,264	39,521
Other assets	(3,381)	(1,375)	8,980
Net cash provided by (used in) operating activities	244,584	277,360	(43,877)
Cash flows from investing activities:
Purchases of property and equipment	(58,452)	(70,660)	(76,947)
Purchase of intangible assets	—	(2,000)	(560)
Purchase of marketable securities	(274,710)	(763,982)	(1,021,510)
Proceeds from marketable securities	27,608	510,631	910,937
Receipt of grant funding	32,621	16,434	25,311
Acquisitions	(11,457)	—	—
Long-term investments and other assets	(17,534)	(17,369)	(44,649)
Investment in and loans to equity accounted investees	(30,323)	(25,679)	(13,690)
Net cash used in investing activities	(332,247)	(352,625)	(221,108)
Cash flows from financing activities:
Payment of liability for in-licensing agreement, contingent consideration, and other	(9,373)	(4,383)	(1,234)
Proceeds from long-term liabilities and exercise of stock options	5,487	2,755	11,590
Net cash provided by (used in) financing activities	(3,886)	(1,628)	10,356
Effect of exchange rate changes on cash and cash equivalents	(1,425)	(9,599)	589
Decrease in cash and cash equivalents	(92,974)	(86,492)	(254,040)
Cash and cash equivalents and restricted cash, beginning of period	594,116	501,142	414,650
Cash and cash equivalents and restricted cash, end of period	$501,142	$414,650	$160,610
Restricted cash included in other assets	—	3,115	2,290
Total cash, cash equivalents, and restricted cash shown on the balance sheet	$501,142	$411,535	$158,320
Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	5,397	5,868	13,625
Right-of-use assets obtained in exchange for operating lease obligation	36,638	50,694	1,199